Exhibit 10.18

STOCK CONTRIBUTION AGREEMENT

Teletouch Communications, Inc. / TLL Partners, LLC

This STOCK CONTRIBUTION AGREEMENT (this “Agreement”), is entered into as of the 11th day of August, 2006, by and between Teletouch Communications, Inc., a Delaware corporation (“Acquiror”), and TLL Partners, LLC, a Delaware limited liability company (“Contributor”).

BACKGROUND

WHEREAS, Contributor owns 4,200 shares of the common stock, $.10 par value per share (the “Common Stock”) of Progressive Concepts, Inc., a Texas corporation (“PCI”), which represents 100% of PCI’s outstanding Common Stock;

WHEREAS, Contributor holds a majority interest in Acquiror;

WHEREAS, Contributor believes it will be in its best interest to contribute to Acquiror its beneficial interest in all of the issued and outstanding shares of Common Stock in PCI to Acquiror;

WHEREAS, Contributor desires to contribute 100% of its shares of Common Stock in PCI to Acquiror, and Acquiror desires to acquire Contributor’s interest in the shares of Common Stock in PCI, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Acquiror, intending to be legally bound, hereby agree as follows:

Section 1. Acquisition of Shares. Subject to the terms and conditions set forth in this Agreement, Acquiror hereby acquires from Contributor, and Contributor hereby contributes to Acquiror, 4,200 shares of the Common Stock of PCI, constituting all of the capital stock of PCI (the “Contributed Shares”).

Section 2. Stock Certificates. Simultaneously with the execution of this Agreement, the Contributor hereby delivers to Acquiror the certificate representing the Contributed Shares, duly endorsed by Contributor in blank.

Section 3. Representations and Warranties of Contributor.

In order to induce the Acquiror to enter into this Agreement and consummate the transactions contemplated hereby, the Contributor hereby makes to the Acquiror the representations and warranties contained in this Section 3 regarding Contributor and PCI.

a. Due Authorization. The Contributed Shares have been duly authorized and validly issued by PCI, and are fully paid and non-assessable. Upon transfer and delivery of the Contributed Shares, Acquiror shall obtain full and legal title to all of the Contributed Shares, free and clear of any lien, charge or other encumbrance of any nature. The Contributed Shares constitute all of the capital stock of PCI.

b. Authority. Contributor has the full right, power and authority to enter into this Agreement and to consummate the transaction described in this Agreement. The execution, delivery and performance of this Agreement and the contribution and delivery of the Contributed Shares have been duly authorized by all necessary corporate or other action of Contributor.

c. Acknowledgement. Contributor acknowledges that, as the sole shareholder of PCI, Contributor has full and complete information and knowledge of PCI, its financial condition, its business operations and prospects and otherwise.

d. Disclosure. Neither this Agreement nor any other documents, certificates or instruments furnished to the Acquiror by or on behalf of the Contributor in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Organization and Corporate Power. PCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. “Material Adverse Effect” means any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise) or results of operations of PCI, taken as a whole. PCI has all required corporate power and authority: (i) to own and hold its properties; (ii) to carry on its business as presently conducted; and (iii) to enter into and perform this Agreement and to carry out the transactions contemplated hereby and thereby. Contributor has all required corporate power and authority to transfer the Contributed Shares as provided herein.

f. Authorization and Non Contravention. This Agreement is a valid and binding obligation of Contributor, enforceable in accordance with its terms except as may be limited (a) by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (b) by the effect of rules of law governing the availability of equitable remedies. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of Contributor. The execution of this Agreement, the contribution and delivery of the Contributed Shares, and the performance of any transaction contemplated hereby will not (a) violate, conflict with or result in a default under any contract or obligation to which PCI or Contributor is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation or By-laws of PCI or the Certificate of Incorporation or By-laws of Contributor; (b) cause the creation of any Lien upon any of the assets of PCI or on the Contributed Shares (“Lien” means any lien, claim, option, charge, pledge, mortgage, security interest, voting agreement, trust, encumbrance, right or restriction of any nature.); (c) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both)

under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to PCI or Contributor; (d) require from PCI or Contributor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (e) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which PCI is a party or by which PCI is bound.

g. Subsidiaries. PCI does not have any direct or indirect subsidiaries.

h. Capitalization. PCI has a total authorized capitalization consisting of 10,000 shares of Common Stock, of which 4,200 shares are issued and outstanding, and are held by Contributor. All the outstanding shares of Common Stock of PCI have been duly authorized, are validly issued and are fully paid and non-assessable and will be free and clear of all liens. There are no options or rights of any nature to acquire from PCI shares of capital stock or other securities authorized, issued or outstanding, nor is PCI obligated in any other manner to issue shares of its capital stock or other securities. PCI has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. There are no restrictions on the transfer of the Contributed Shares to be contributed pursuant to this Agreement, other than those imposed hereunder or by relevant state, federal and foreign securities laws. As of the date hereof and after giving effect to the transactions contemplated hereby, there will be (a) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of PCI’s capital stock, (b) no rights to have PCI’s capital stock registered for sale to the public in connection with the laws of any jurisdiction, (c) no documents, instruments or agreements relating to the voting of PCI’s voting securities or restrictions on the transfer of PCI’s capital stock or (d) no agreement, document or commitment (written or oral) of PCI providing for the acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any event with respect to any outstanding securities, options, warrants or other purchase rights. The offer and sale of all securities of PCI issued prior to the date hereof complied with all federal and state securities laws.

i. Litigation. There is no action, claim, litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of PCI or Contributor, threatened (a) against PCI, (b) affecting any material portion of the properties or assets of PCI, (c) as to matters relating to PCI, against any officer, director or stockholder or key employee of PCI, or (d) which might call into question the validity of, or hinder the enforceability of this Agreement.

j. Financial Information.

(A) True and complete copies of the unaudited consolidated balance sheets of PCI as of May 31, 2006, and the related unaudited consolidated statements of income and cash flows of PCI for May 2006 and for the year-to-date period ending May 31, 2006 (collectively, the “Financial Statements”) have been delivered to Acquiror.

(B) The Financial Statements (i) were prepared from and in accordance with the books and records of PCI (except as may be indicated in the notes thereto), (ii) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of PCI as of the dates thereof or for the periods covered thereby and (iii) were prepared in accordance with GAAP applied on a basis consistent with the past practices of PCI except as indicated in the notes thereto or as otherwise required by GAAP. PCI does not have any “off-balance sheet arrangements”, as such term is defined in Item 303(a)(4) of Regulation S-K under the Securities Act of 1933, as amended.

k. Absence of Undisclosed Material Liabilities. There are no material liabilities that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than those liabilities (a) reflected or reserved against on the Financial Statements or the notes thereto, (b) incurred in the ordinary course of business since May 31, 2006 or (c) for costs and expenses incurred with respect to the transactions contemplated by this Agreement.

l. Title to Assets. Excluding any secured rights that may be granted to Fortress Credit Corporation, PCI has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those such that, individually or in the aggregate, do not cause a Material Adverse Effect. All leases of PCI are valid and subsisting and in full force and effect.

m. Compliance with Law. The business of PCI has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. PCI has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

n. Government Consent. No consent, approval, order or authorization of, or representation, qualification, designation, declaration or filings with, any United States federal, state, local or provincial government authority on the part of PCI or Contributor is required in connection with the valid execution, delivery or performance of this Agreement, except such filings as have been made prior to the date hereof.

o. Tax Liability. PCI has timely filed or caused to be filed all material tax returns (federal, state and local) that are required to be filed or has timely requested requests for extensions which are routinely granted and has paid all Taxes, including those which have become due pursuant to such returns or pursuant to any assessments made against it or any of its properties, as the case may be, and all other Taxes or other charges imposed on it or any of its properties by any Governmental Authority, except for any such Taxes as are being appropriately contested in good faith and appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided so long as no Liens in respect thereof have been filed. The charges, accruals and reserves on the books of PCI in respect of Taxes and other governmental charges are, in the reasonable opinion of PCI, accurate.

p. Certain Indebtedness. PCI has no Indebtedness that has not been disclosed in writing to the Acquiror prior to the date hereof. PCI does not provide nor maintain any plans which provide, deferred compensation, severance, or medical or other welfare benefits that extend beyond the date of an employee’s termination of employment except as required by law or which meet the requirements of Section 401 et. seq. of the Code.

q. Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Contributor jointly and severally agree to save harmless and indemnify the Acquiror from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorneys fees) incurred by the Acquiror in connection therewith. The provisions of this subsection shall survive the termination of this Agreement.

r. Regulation U. PCI does not own or does not presently intend to acquire any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. Neither PCI nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

s. Patents, Trademarks, etc. PCI owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, and franchises to conduct its business as now conducted, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other Person.

t. Insurance. PCI maintains appropriate insurance covering all material assets, properties and risks in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in a similar business.

u. Tax Treatment. PCI is treated as a corporation for tax purposes.

v. The Investment Company Act. PCI is not nor is it controlled by an “investment company” within the meaning of the Investment Company Act.

w. Disclosure. Neither this Agreement nor any other documents, certificates or instruments furnished to the Acquiror by or on behalf of PCI or the Contributor in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

Section 4. Representations and Warranties of Acquiror.

In order to induce Contributor to enter into this Agreement and consummate the transactions contemplated hereby, the Acquiror hereby makes to the Contributor the representations and warranties contained in this Section 4.

a. Authority. Acquiror has the full right, power and authority to enter into this Agreement and to consummate the transaction described in this Agreement. This Agreement has been duly executed and delivered by Acquiror and constitutes the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms.

Section 5. Indemnification.

a. Indemnification of Contributor. Acquiror shall indemnify and hold Contributor harmless from and against any and all costs, expenses (including reasonable attorneys’ fees), damages, deficiencies, liabilities, fees and penalties, including, without limitation, any of the foregoing incurred in connection with any third party claim or proceeding, resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement, representation or warranty made by Acquiror hereunder

b. Indemnification of Acquiror. Contributor shall indemnify and hold Acquiror harmless from and against any and all costs, expenses (including reasonable attorneys’ fees), damages, deficiencies, liabilities, fees and penalties, including, without limitation, any of the foregoing incurred in connection with any third party claim or proceeding, resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement, representation or warranty made by Contributor hereunder.

Section 6. Resignation. Simultaneously with the closing of the transactions contemplated hereunder, [            ] shall resign as a director, officer and employee of PCI.

Section 7. Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Code” shall mean the Internal Revenue Code of 1986.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Lien” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, bona fide claim or charge of any kind, including any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the UCC.

“Person” shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind.

“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

Section 8. Miscellaneous.

a. This Agreement shall be for the benefit of and shall be binding upon Acquiror and Contributor and their respective successors and permitted assigns. Acquiror party may assign its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

b. All representations, warranties and agreements made by each party under this Agreement shall survive the closing of the transactions contemplated hereunder.

c. This Agreement shall be governed by the laws of the State of Texas.

d. This Agreement may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

e. The parties shall, at any time, and from time to time, following the execution hereof, execute and deliver all such further instruments or documents and take all such further actions as may be reasonably necessary or appropriate in order to carry out more effectively the intent and purposes of this Agreement.

f. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

g. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

h. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Acquiror and Contributor. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

i. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy (with confirmation of receipt), or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or one business day after sending by a nationally recognized overnight courier with charges prepaid, to the party to whom the same is so given or made, at the address set forth above (or such other address as shall be hereafter provided in writing).

j. Each party will bear its own expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby.

k. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Contribution Agreement as of the date first above written.

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Robert M. McMurrey
Name:	Robert M. McMurrey
Title:	Chairman of the Board

TLL PARTNERS, LLC.

By:	/s/ Robert M. McMurrey
Name:	Robert M. McMurrey
Title:	Managing Member